EXHIBIT 99.1

Community Capital Corporation Announces Results for the Year Ended December 31, 2009 and Significant Balance Sheet Restructuring

GREENWOOD, S.C., Jan. 29, 2010 (GLOBE NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) reports operating results for the twelve months and quarter ended December 31, 2009, which included the following significant balance sheet restructuring actions:

  Completed capital raise with gross proceeds exceeding $14.7 million
  Remained well-capitalized by regulatory definitions with Total Risk Based Capital exceeding 12% and Tier 1 Leverage Capital exceeding 8%
  Incurred almost $25 million in write downs on nonaccrual loans during the quarter ended December 31, 2009
  Reduced non-performing assets $12 million, or 19%, since September 30, 2009
  Reduced nonaccrual loans to $41 million as of December 31, 2009, which represents 55% of these loans' original balances
  Impaired loans declined by approximately $30 million since September 30, 2009
  Increased noninterest bearing deposits by $10 million during the fourth quarter and these deposits now comprise nearly 20% of total deposits
  Reduced brokered deposits to 4.6% of total deposits as of December 31, 2009
  Prepaid $10 million in FHLB advances during the quarter ended December 31, 2009 incurring a prepayment penalty of approximately $530,000
  Reduced noncore funding totals to $95 million as of December 31, 2009 down from a peak of $207 million
  Reduced the carrying value of three parcels of other real estate by a total of $800,000
  Prepaid $4.6 million to the FDIC for deposit insurance during the quarter ended December 31, 2009
  Decided to defer future interest payments on our trust preferred subordinated debt for the foreseeable future to maintain cash levels at the parent company
  Increased the market value of accounts maintained in our Wealth Management division to over a half billion dollars

Community Capital Corporation today reported a net loss for the three months ended December 31, 2009 of $1,382,000, or $0.15 per diluted share, compared to net income of $4,000, or $0.001 per diluted share, for the same period in 2008. The company recorded a provision for loan losses of $1 million during the fourth quarter of 2009 compared to $3.7 million during the fourth quarter of 2008. Return on average assets for the quarter was (0.73)% for 2009 compared to 0.00% for the same period in 2008. Return on average equity was (9.45)% for the quarter ended December 31, 2009, compared to 0.03% for the same period in 2008.

Net losses for the twelve months ended December 31, 2009 were $25,245,000, or $4.34 per diluted share. Net income for the twelve months ended December 31, 2008 was $2,409,000, or $0.54 per diluted share. The company recorded a provision for loan losses of $32.8 million during 2009, compared to $9.3 million for the same period in 2008.

Non-performing assets decreased $11.6 million, or 18.87%, to $50 million at December 31, 2009 from $61.6 million at September 30, 2009 and increased $18.0 million, or 56.48%, from $31.9 million at December 31, 2008. Return on average assets for the twelve months was (3.28)% for 2009 compared to 0.30% for the same period in 2008. Return on average equity for the twelve months was (40.26)% in 2009 compared to 3.69% for the same period in 2008.

Total assets decreased 5.21% to $749,442,000 at December 31, 2009 from $790,600,000 as of December 31, 2008, and increased 0.16% from $748,224,000 at September 30, 2009. Total loans decreased $74,559,000, or 11.62%, to $567,178,000 at December 31, 2009 from $641,737,000 at December 31, 2008, and decreased $34,668,000 from $601,846,000 at September 30, 2009. Total deposits increased $69,882,000, or 13.61%, to $583,483,000 at December 31, 2009 from $513,601,000 at December 31, 2008, and increased $8,613,000, or 1.50%, from $574,870,000 at September 30, 2009.

William G. Stevens, President/CEO of Community Capital Corporation, stated, "While we remain cautious, we see indications that the credit cycle bottomed and has begun to stabilize in recent months. Although our non-accrual loan balances remain at an elevated level, we were successful in reducing them by 34% to $41 million since September 30, 2009, and believe that we have significantly reduced the risk of future losses related to this portfolio. We also believe that we have aggressively identified and dealt with our problem loans, and that we will continue to apply the most conservative analysis to and have unwavering focus on the balance of our loan portfolio."

Community Capital Corporation is the parent company of CapitalBank, which operates 18 community oriented branches throughout upstate South Carolina and offers a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," and "projects," as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the challenges, costs and complications associated with the continued development of our branches; (2) the potential that loan charge-offs may exceed the allowance for loan losses or that such allowance will be increased as a result of factors beyond our control; (3) our ability and success in resolving troubled loans; (4) our dependence on senior management; (5) competition from existing financial institutions operating in our market areas as well as the entry into such areas of new competitors with greater resources, broader branch networks and more comprehensive services; (6) adverse conditions in the stock market, the public debt market, and other capital markets (including changes in interest rate conditions); (7) changes in deposit rates, the net interest margin, and funding sources;  (8) risks inherent in making loans including repayment risks and value of collateral; (9) the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses; (10) fluctuations in consumer spending and saving habits; (11) the demand for our products and services; (12) the challenges and uncertainties in the implementation of our expansion and development strategies; (13) the adequacy of expense projections and estimates of impairment loss; (14) changes in the U.S. legal and regulatory framework; (15) unanticipated regulatory or judicial proceedings; and (16) the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in Community Capital Corporation's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).  All references to financial information as of September 30, 2009 are derived from our amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009.  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

SUMMARY CONSOLIDATED FINANCIAL DATA

The summary consolidated financial data as of and for the three and twelve months ended December 31, 2009 and 2008 has not been audited yet but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial positions and results of operations for such periods in accordance with generally accepted accounting principles.

Financial Highlights (Dollars in thousands, except per share data)	Three Months Ended December 31	Three Months Ended December 31	Twelve Months Ended December 31	Twelve Months Ended December 31
	2009	2008	2009	2008
Earnings Summary	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)

Interest income	$8,502	$10,380	$36,233	$43,594
Interest expense	3,225	4,065	13,867	18,656
Net interest income	5,277	6,315	22,366	24,938
Provision for loan losses	1,000	3,700	32,800	9,300
Non-interest income	1,981	1,722	7,772	7,247
Non-interest expense	7,117	4,646	32,016	20,192
Income (loss) before taxes	(859)	(309)	(34,678)	2,693
Income tax expense (benefit)	523	(313)	(9,433)	284
Net income (loss)	$(1,382)	$4	$(25,245)	$2,409

Per Shares Ratios:
Basic earnings (losses) per share	$(0.15)	$0.001	$(4.34)	$0.54
Diluted earnings (losses) per share	$(0.15)	$0.001	$(4.34)	$0.54
Dividends declared per share	$0.00	$0.15	$0.15	$0.60
Book value per share	$5.47	$14.54	$5.47	$14.54

Common Share Data:
Outstanding at period end	9,875,823	5,666,760	9,875,823	5,666,760
Weighted average outstanding	9,327,208	4,436,549	5,820,044	4,427,379
Diluted weighted average outstanding	9,327,208	4,467,605	5,820,044	4,464,263

Capital Ratios:
Tier 1 leverage ratio	8.19%	8.44%	8.19%	8.44%
Tier 1 risk-based capital ratio	10.86%	10.43%	10.86%	10.43%
Total risk-based capital ratio	12.12%	11.69%	12.12%	11.69%
Tangible equity to tangible assets (period end)	6.99%	7.10%	6.99%	7.10%

Balance Sheet Highlights (Dollars in Thousands)	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31 2009	September 30 2009	December 31 2008	December 31 2009	December 31 2008
Average Balances:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Total assets	$749,170	$780,420	$787,243	$774,665	$790,939
Earning assets	708,038	723,501	730,659	716,220	730,958
Loans	596,492	609,033	642,478	617,311	649,454
Deposits	572,368	579,280	522,895	550,035	520,179
Interest bearing deposits	467,712	474,718	448,141	451,022	452,468
Noninterest bearing deposits	104,656	104,562	74,754	99,013	67,711
Other borrowings	99,748	119,455	180,997	143,470	187,546
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Shareholders' equity	58,028	63,676	65,633	62,711	65,261

Performance Ratios:
Return on average assets	(0.73)%	(11.08)%	0.00%	(3.28)%	0.30%
Return on average shareholders' equity	(9.45)%	(135.74)%	0.03%	(40.26)%	3.69%
Net interest margin (fully tax equivalent at 38%)	3.00%	3.00%	3.51%	3.18%	3.48%
Efficiency ratio	94.54%	180.87%	56.93%	105.37%	61.91%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31 2009	September 30 2009	December 31 2008	December 31 2009	December 31 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Asset Quality:
Nonperforming loans	$42,826	$55,438	$26,827	$42,826	$26,827
Other real estate	7,165	6,181	5,121	7,165	5,121
Total nonperforming assets	49,991	61,619	31,948	49,991	31,948
Total Impaired Loans	71,956	102,001	107,426	71,956	107,426
Net charge-offs/write-downs	24,783	908	936	32,257	2,442
Net charge-offs/write-downs to average loans	4.15%	0.15%	0.15%	5.23%	0.38%
Allowance for loan losses to nonperforming loans	33.06%	68.44%	50.76%	33.06%	50.76%
Nonperforming loans to total loans	7.55%	9.21%	4.18%	7.55%	4.18%
Nonperforming assets to total assets	6.67%	8.23%	4.04%	6.67%	4.04%
Allowance for loan losses to period end loans	2.50%	6.30%	2.12%	2.50%	2.12%

Other Selected Ratios:
Average equity to average assets	7.75%	8.16%	8.34%	8.10%	8.25%
Average loans to average deposits	104.21%	105.14%	122.87%	112.23%	124.85%
Average loans to average earning assets	84.25%	84.18%	87.93%	86.19%	88.85%

Balance Sheet Data (Dollars in thousands, except per share data)	Period Ended December 31 2009	Period Ended September 30 2009	Period Ended December 31 2008
	(Unaudited)	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$10,141	$10,183	$11,970
Interest bearing deposit accounts	38,990	27,210	1,642
Total cash and cash equivalents	49,131	37,393	13,612
Investment securities:
Securities held-for-sale	68,826	73,410	78,828
Securities held-to-maturity	160	215	215
Nonmarketable equity securities	10,186	10,186	10,815
Total investment securities	79,172	83,811	89,858
Loans held for sale	1,103	815	303
Loans receivable	567,178	601,846	641,737
Allowance for loan losses	(14,160)	(37,943)	(13,617)
Premises and equipment, net	16,150	16,373	17,243
Intangible assets	1,663	1,769	2,089
Goodwill	--	--	7,418
Other assets	49,205	44,160	31,957
Total assets	$749,442	$748,224	$790,600

Liabilities and shareholders' equity:
Deposits:
Noninterest bearing	$112,333	$102,906	$73,663
Interest bearing	471,150	471,964	439,938
Total deposits	583,483	574,870	513,601
Federal funds purchased, securities sold under agreements to repurchase and other short term borrowings	--	--	33,838
FHLB advances	95,400	105,400	161,185
Junior subordinated debentures	10,310	10,310	10,310
Other liabilities	6,492	7,301	6,709
Total liabilities	$695,685	$697,881	$725,643

Shareholders' equity:
Common stock: $1 par value; 10 million shares authorized	10,721	8,903	5,667
Nonvested restricted stock	(364)	(460)	(445)
Capital surplus	70,597	67,721	62,405
Accumulated other comprehensive income	910	1,000	527
Retained earnings	(11,704)	(10,323)	14,218
Treasury stock, at cost	(16,403)	(16,498)	(17,415)
Total shareholders' equity	53,757	50,343	64,957
Total liabilities and shareholders' equity	$749,442	$748,224	$790,600

Income Statement Data	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
(Dollars in thousands, except per share data)	December 31 2009	September 30 2009	December 31 2008	December 31 2009	December 31 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Interest income:
Interest and fees on loans	$7,644	$8,186	$9,385	$32,722	$39,710
Interest on investment securities	839	816	994	3,460	3,878
Interest on federal funds sold and
Interest-bearing deposits	19	24	1	51	6
Total interest income	8,502	9,026	10,380	36,233	43,594

Interest expense:
Interest on deposits	2,031	2,199	2,284	7,894	10,835
Interest on borrowings	1,194	1,446	1,781	5,973	7,821
Total interest expense	3,225	3,645	4,065	13,867	18,656

Net interest income	5,277	5,381	6,315	22,366	24,938
Provision for loan loss	1,000	24,000	3,700	32,800	9,300
Net interest income after provision	4,277	(18,619)	2,615	(10,434)	15,638
Non-interest income:
Service charges on deposit accounts	583	594	651	2,313	2,492
Gain on sale of loans held for sale	276	359	221	1,450	1,139
Fees from brokerage services	78	74	53	263	180
Income from fiduciary activities	451	418	327	1,623	1,725
Gain on sale of securities held-for-sale	--	3	--	224	98
Gain on sale of fixed assets	1		6	--	6
Other operating income	592	419	464	1,899	1,607
Total non-interest income	1,981	1,867	1,722	7,772	7,247

Non-interest expense:
Salaries and employee benefits	2,578	2,601	2,209	10,389	10,853
Net occupancy expense	342	316	320	1,298	1,316
Amortization of intangible assets	106	106	112	7,845	449
Goodwill impairment	--	7,418	--	--	--
Furniture and equipment expense	209	212	231	875	975
Loss on sale of fixed assets	--	20	--	38	--
Loss on sale of securities held for sale	172
Other operating expenses	3,710	2,627	1,774	11,571	6,599
Total non-interest expense	7,117	13,300	4,646	32,016	20,192
Income (loss) before taxes	(859)	(30,051)	(309)	(34,678)	2,693
Income tax expense (benefit)	523	(8,266)	(313)	(9,433)	284
Net income (loss)	$(1,382)	$(21,785)	$4	$(25,245)	$2,409

	December 31, 2009		September 30, 2009		December 31, 2008
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent
Loans:
Commercial and agricultural	$35,082	6.18%	$36,956	6.14%	$43,442	6.77%
Real estate – construction	145,130	25.59%	177,584	29.51%	185,414	28.89%
Real estate – mortgage and commercial	316,571	55.82%	319,026	53.01%	344,457	53.68%
Home equity	47,409	8.36%	47,315	7.86%	47,830	7.45%
Consumer – Installment	21,564	3.80%	19,538	3.25%	19,073	2.97%
Other	1,422	0.25%	1,427	0.23%	1,521	0.24%
Total	$567,178	100.00%	$601,846	100.00%	$641,737	100.00%

	December 31, 2009		September 30, 2009		December 31, 2008
(Dollars in thousands)	Balance	Percent	Balance	Percent	Balance	Percent
Deposits:
Noninterest bearing demand	$112,333	19.25%	$102,906	17.90%	$73,663	14.35%
Interest bearing demand	66,807	11.45%	61,098	10.63%	65,699	12.79%
Money market and savings	166,086	28.47%	167,967	29.22%	133,807	26.05%
Brokered deposits	27,200	4.66%	29,417	5.12%	49,828	9.70%
Certificates of deposit	211,057	36.17%	213,482	37.13%	190,604	37.11%
Total	$583,483	100.00%	$574,870	100.00%	$513,601	100.00%

Wealth Management Group Fiduciary and Related Services:(Dollars in thousands, except number of accounts)	December 31, 2009	September 30, 2009	December 31, 2008
Market value of accounts	$505,031	$477,414	$396,596
Market value of discretionary accounts	$188,663	$180,703	$160,488
Market value of non-discretionary accounts	$316,368	$296,711	$236,108
Total number of accounts	1,440	1,397	1,334

Yield/Rate Analysis YTD	Three Months Ended			Three Months Ended
	December 31, 2009			December 31, 2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$596,492	$7,652	5.09%	$642,478	$9,396	5.82%
Securities, taxable(2)	50,438	585	4.60%	48,238	645	5.32%
Securities, nontaxable(2)(3)	20,192	295	5.80%	29,030	436	5.97%
Nonmarketable Equity Securities	10,186	39	1.52%	10,348	32	1.23%
Fed funds sold and other (incl. FHLB)	30,730	19	0.25%	565	1	0.70%
Total earning assets	$708,038	$8,590	4.81%	$730,659	$10,510	5.72%
Non-earning assets	41,132			56,584
Total assets	$749,170			$787,243

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$186,748	$523	1.11%	$215,733	$386	0.71%
Regular savings accounts	42,120	151	1.42%	37,677	197	2.08%
Certificates of deposit	238,844	1,357	2.25%	194,731	1,700	3.47%
Other short term borrowings	--	--	0.00%	30,311	82	1.08%
FHLB Advances	99,748	1,013	4.03%	150,686	1,515	4.00%
Junior subordinate debentures	10,310	181	6.97%	10,310	183	7.06%
Total interest-bearing liabilities	$577,770	$ 3,225	2.21%	$639,448	$4,063	2.53%
Non-interest bearing liabilities	113,372			82,162
Stockholders' equity	58,028			65,633
Total liabilities & equity	$749,170			$787,243

Net interest income/
interest rate spread		$5,365	2.60%		$6,447	3.19%

Net yield on earning assets			3.00%			3.51%

Yield/Rate Analysis YTD	Twelve Months Ended			Twelve Months Ended
	December 31, 2009			December 31, 2008
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Loans(1)(3)	$617,311	$32,753	5.31%	$649,454	$39,754	6.12%
Securities, taxable(2)	46,768	2,254	4.82%	41,906	2,189	5.22%
Securities, nontaxable(2)(3)	23,806	1,461	6.14%	29,289	1,772	6.05%
Nonmarketable Equity Securities	6,111	147	2.41%	9,959	404	4.06%
Fed funds sold and other (incl. FHLB)	22,224	51	0.23%	350	6	1.71%
Total earning assets	$716,220	$36,666	5.12%	$730,958	$44,125	6.04%
Non-earning assets	58,445			59,981
Total assets	$774,665			$790,939

LIABILITIES AND
STOCKHOLDERS' EQUITY
Transaction accounts	$192,222	$1,615	0.84%	$224,924	$2,902	1.29%
Regular savings accounts	40,125	655	1.63%	36,656	835	2.28%
Certificates of deposit	218,675	5,624	2.57%	190,888	7,098	3.72%
Other short term borrowings	17,901	57	0.32%	44,610	1,061	2.38%
FHLB Advances	125,569	5,190	4.13%	142,936	6,034	4.22%
Junior subordinate debentures	10,310	726	7.04%	10,310	726	7.04%
Total interest-bearing liabilities	$604,802	$13,867	2.29%	$650,324	$18,656	2.87%
Non-interest bearing liabilities	107,152			75,354
Stockholders' equity	62,711			65,261
Total liabilities & equity	$774,665			$790,939

Net interest income/
interest rate spread		$22,799	2.83%		$25,469	3.17%

Net yield on earning assets			3.18%			3.48%

(1) The effect of loans in nonaccrual status and fees collected is not significant to the computations.
(2) Average investment securities exclude the valuation allowance on securities available-for-sale.
(3) Fully tax-equivalent basis at 38% tax rate for nontaxable securities and loans.

CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com